UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 23, 2017
Date of Report (Date of Earliest Event Reported)

FIRST POTOMAC REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7600 Wisconsin Avenue, 11th Floor
Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)

(301) 986-9200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).                             Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Declaration of Trust

On May 23, 2017, First Potomac Realty Trust (the “Company”) held its 2017 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted, among other things, to approve an amendment to Article VI, Section 6.2 of the Company’s First Amended and Restated Declaration of Trust (the “Charter”) to allow its shareholders to amend the Second Amended and Restated Bylaws of the Company (the “Bylaws”) by a majority vote of the outstanding shares entitled to be cast on the matter (the “Charter Amendment”). The Charter Amendment was approved by the Company’s Board of Trustees (the “Board”) on March 21, 2017, subject to shareholder approval, and became effective upon filing with the Maryland State Department of Assessments and Taxation on May 24, 2017.

The foregoing summary of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 hereto, and is incorporated herein by reference.

Amendment to Bylaws

On March 21, 2017, the Board approved, subject to approval of the Charter Amendment by the Company’s shareholders at the Annual Meeting, an amendment to Article XV of the Bylaws to provide shareholders the ability to adopt, alter or repeal the Bylaws by the affirmative vote of a majority of all the votes entitled to be cast on the matter (the “Bylaw Amendment”).  Previously, the Bylaws provided the Board with the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws. The Bylaw Amendment became effective upon the effectiveness of the Charter Amendment on May 24, 2017.

The foregoing summary of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amended and Restated Bylaws, a copy of which (marked to show the Bylaw Amendment) is filed as Exhibit 3.2 hereto, and is incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Results of 2017 Annual Meeting of Shareholders

The Annual Meeting was held at the Company’s corporate headquarters in Bethesda, Maryland. The information below is a summary of the final voting results on five proposals considered and voted upon at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 6, 2017.

Election of Trustees

The following persons were duly elected as trustees of the Company to serve until the 2018 Annual Meeting of Shareholders of the Company or until their successors are duly elected and qualified: Robert H. Arnold, James P. Hoffmann, Robert Milkovich, Kati M. Penney, Thomas E. Robinson and Terry L. Stevens. The table below sets forth the voting results for each trustee nominee:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert H. Arnold	50,068,789	1,681,737	10,757	3,837,200
James P. Hoffmann	51,382,528	367,798	10,957	3,837,200
Robert Milkovich	50,144,015	1,606,511	10,757	3,837,200
Kati M. Penney	51,444,256	306,970	10,057	3,837,200
Thomas E. Robinson	51,416,892	333,734	10,657	3,837,200
Terry L. Stevens	50,098,636	1,652,190	10,457	3,837,200

Ratification of Independent Registered Public Accounting Firm

At the Annual Meeting, the Company’s shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,733,834	1,855,218	9,431	0

Advisory Vote on Named Executive Officer Compensation

At the Annual Meeting, the Company’s shareholders voted to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,308,513	1,416,984	35,786	3,837,200

Recommendation (on a Non-Binding, Advisory Basis) of the Frequency of the Advisory Vote on Named Executive Officer Compensation

At the Annual Meeting, the Company’s shareholders voted, on a non-binding, advisory basis, on the frequency of the advisory vote on named executive officer compensation. The table below sets forth the voting results for this proposal:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
45,831,614	76,915	5,813,269	39,485	3,837,200

Consistent with the Board’ recommendation and in light of the Company’s shareholders’ vote on this proposal, the Board has determined that the Company will hold an advisory vote on executive compensation on an annual basis.

Approval of Charter Amendment to Allow Shareholders to Amend the Bylaws

At the Annual Meeting, the Company’s shareholders voted to approve the Charter Amendment, as described above. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,281,929	461,983	17,371	3,837,200

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

3.1	Articles of Amendment of the First Amended and Restated Declaration of Trust.
3.2	Third Amended and Restated Bylaws of First Potomac Realty Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

May 25, 2017	/s/Samantha Sacks Gallagher
Samantha Sacks Gallagher
Executive Vice President, General Counsel and Secretary

FIRST POTOMAC REALTY TRUST
INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Articles of Amendment of the First Amended and Restated Declaration of Trust.
3.2	Third Amended and Restated Bylaws of First Potomac Realty Trust.